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                                                                    Exhibit 8.2

                              SULLIVAN & CROMWELL

                                                          January 26, 1998

Western National Corporation
5555 San Felipe Road
Houston, Texas 77056

Dear Sirs:

  We have acted as special tax counsel to you in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 26, 1998 (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "Special Factors-- Certain Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus included in the Registration Statement.

  We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the headings "Summary of Proxy Statement/Prospectus--Certain Federal Income Tax Consequences of the Merger", "Special Factors--Certain Federal Tax Consequences of the Merger" and "Legal Matters". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          Sullivan & Cromwell